EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Robert G. Gwin, President and Chief Executive Officer of Western Gas Holdings, LLC, the General Partner of Western Gas Partners, LP (Company) and Michael C. Pearl, Senior Vice President and Chief Financial Officer of Western Gas Holdings, LLC, the General Partner of the Company, certify that:
(1)	the Annual Report on Form 10-K of the Company for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 12, 2009	/s/ Robert G. Gwin
Robert G. Gwin
President and Chief Executive Officer (Principal Executive Officer) Western Gas Holdings, LLC (as general partner of Western Gas Partners, LP)

Date: March 12, 2009	/s/ Michael C. Pearl
Michael C. Pearl
Senior Vice President and Chief Financial Officer (Principal Financial Officer) Western Gas Holdings, LLC (as general partner of Western Gas Partners, LP)

This certification is made solely pursuant to 18 U.S.C. Section 1350, and not for any other purpose. A signed original of this written statement required by Section 906 will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.